SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 27, 2010

Date of Earliest Event Reported: August 23, 2010

ODYSSEY OIL & ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

_________________________
 (Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)807-1446

ODYSSEY OIL & ENERGY, INC.

Report on Form 8-K

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 23, 2010, the Board of Directors approved with the consent of a majority of the shareholders an amendment to the Certificate of Incorporation by increasing the Authorized Shares of Common Stock to one billion (1,000,000,000) shares, par value $.0001 each.  The resulting Authorized Shares by this Amendment is one billion twenty million (1,020,000,000) shares, 1 billion (1,000,000,000) common shares, par value $.0001 each, and twenty million (20,000,000) preferred shares, par value $.0001 each.  The Amended Certificate of Incorporation will be filed with the Secretary of State of Florida. Attached are Exhibit 7.1 The Resolution of the Board of Directors and 7.2 Consent of Stockholders

ITEM 7.01 Regulation FD Disclosure

The Board of Directors on August 23, 2010 approved with the consent of a majority of the shareholders the 1 for 6 reverse split, effective September 8, 2010 with no mandatory exchange of certificates. Attached are Exhibit 7.1 The Resolution of the Board of Directors and 7.2 Consent of Stockholders

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

7.1	Resolution of the Board of Directors

7.2	Consent of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Energy, Inc.

Dated August 27, 2010	By:	/s/ Arthur Johnson
Arthur Johnson
Principal Executive Officer,
President and Director